UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2012

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Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 690-4500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2012, Mr. David Mandell, Executive Vice President and General Counsel of Mandalay Digital Group, Inc. (the "Company"), resigned from the Company, and the Company and Mr. Mandell entered into a Separation and General Release Agreement, which provides, in summary, the following:

•	The Company will pay Mr. Mandell a total sum of $125,000 over a nine (9) month period to perform certain transition consulting services for the Company.
•	Mr. Mandell will retain the 375,000 shares of vested common stock under his stock agreement and waive all rights to the non-vested and other shares under such under such agreement.
•	The Company will pay Mr. Mandell's monthly COBRA premiums for a nine (9) month period or provide certain reimbursement payments in the event the current health plan ceases to be available before the end of such nine (9) month period.
•	Mutual releases; reasonable cooperation covenants (and reimbursements obligations for extended consultation); and continuation of non-disclosure obligations and Section 8 (related to attorney-client privilege, confidentiality, cooperation and non-solicitation) of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: April 16, 2012	By:	/s/ Peter Adderton
Peter Adderton Chief Executive Officer